Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our reports dated February 26, 2009, with respect to the consolidated financial statements of SuccessFactors, Inc. and the effectiveness of internal control over financial reporting of SuccessFactors, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission and incorporated by reference in the Registration Statement on Form S-3 (No. 333-162326) and related Prospectus of SuccessFactors, Inc., for the registration of shares of its common stock, debt securities and subordinated debt securities. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-3 (No. 333-162326).

/s/ Ernst & Young LLP

San Francisco, California

October 20, 2009